EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
SECOND QUARTER RESULTS
CHANDLER, AZ – August 1, 2024 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended June 30, 2024. Highlights include:

•Gross profit increased 5% year over year to $453.4 million with gross margin expanding 260 basis points to 21.0%
•Insight Core services gross profit grew 12% year over year
•Cloud gross profit grew 21% year over year
•Consolidated net earnings grew 9% to $87.4 million, year over year
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) grew 3% to $141.4 million, year over year
•Diluted earnings per share of $2.27 increased 5% year over year
•Adjusted diluted earnings per share of $2.46 decreased 4% year to year
In the second quarter of 2024, net sales decreased 8%, year to year, and gross profit increased 5%, year over year to $453.4 million. Gross margin expanded 260 basis points compared to the second quarter of 2023 to 21.0%. Earnings from operations of $131.1 million increased 11% compared to $118.6 million in the second quarter of 2023. Adjusted earnings from operations of $131.1 million increased 1% compared to $129.7 million in the second quarter of 2023. Consolidated net earnings were $87.4 million, or 4.0% of net sales, in the second quarter of 2024, and Adjusted consolidated net earnings were $86.7 million, or 4.0% of net sales. Diluted earnings per share for the quarter was $2.27, up 5%, year over year, and Adjusted diluted earnings per share was $2.46, down 4%, year to year.

“Our strategy to focus on cloud, services, and the fastest growing areas of the market has delivered improved economics to our shareholders and supports our transformation to become the leading Solutions Integrator,” stated Joyce Mullen, President and Chief Executive Officer. “We delivered double-digit cloud and Insight Core services gross profit growth and expanded gross margin, year over year. We also grew Adjusted EBITDA, year over year, despite a choppy product demand environment,” Mullen stated.

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the second quarter of 2024 of $2.2 billion decreased 8%, year to year, when compared to the second quarter of 2023. Product net sales decreased 11%, year to year, while services net sales increased 8%, year over year.
•Net sales in North America decreased 9%, year to year, to $1.7 billion;
◦Product net sales decreased 11%, year to year, to $1.4 billion;
◦Services net sales increased 5%, year over year, to $329.6 million;
•Net sales in EMEA decreased 6%, year to year, to $368.9 million; and
•Net sales in APAC was flat, year to year, at $60.4 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 8%, year to year, with decreases in net sales in North America and EMEA of 9% and 6% year to year, respectively, while net sales in APAC increased 1%, year over year.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit increased 5% compared to the second quarter of 2023 to $453.4 million, with consolidated gross margin expanding 260 basis points to 21.0% of net sales. Product gross profit decreased 3%, year to year, and services gross profit increased 11%, year over year. Cloud gross profit grew 21%, year over year, and Insight Core services gross profit increased 12%, year over year. By segment, gross profit:
•increased 3% in North America, year over year, to $354.1 million (20.4% gross margin);
•increased 10% in EMEA, year over year, to $79.1 million (21.5% gross margin); and
•increased 12% in APAC, year over year, to $20.1 million (33.3% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was up 5%, year over year, with gross profit growth in North America, EMEA and APAC of 3%, 10% and 13%, respectively, year over year.
•Consolidated earnings from operations increased 11% compared to the second quarter of 2023 to $131.1 million, or 6.1% of net sales. By segment, earnings from operations:
•increased 7% in North America, year over year, to $101.8 million, or 5.9% of net sales;
•increased 29% in EMEA, year over year, to $21.0 million, or 5.7% of net sales; and
•increased 19% in APAC, year over year, to $8.3 million, or 13.7% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were up 11%, year over year, with increased earnings from operations in North America, EMEA and APAC of 7%, 30% and 21%, year over year, respectively.
•Adjusted earnings from operations increased 1% compared to the second quarter of 2023 to $131.1 million, or 6.1% of net sales. By segment, Adjusted earnings from operations:
•decreased 1% in North America, year to year, to $103.4 million, or 6.0% of net sales;
•increased 9% in EMEA, year over year, to $19.2 million, or 5.2% of net sales; and
•increased 20% in APAC, year over year, to $8.4 million, or 14.0% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were up 2%, year over year, with increased Adjusted earnings from operations in EMEA and APAC of 9% and 21%, year over year, respectively, partially offset by a decrease in Adjusted earnings from operations in North America of 1%, year to year.
•Consolidated net earnings and diluted earnings per share for the second quarter of 2024 were $87.4 million and $2.27, respectively, at an effective tax rate of 25.5%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2024 were $86.7 million and $2.46, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share decreased 4% year to year.
In discussing financial results for the three and six months ended June 30, 2024 and 2023 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates. These are also considered to be non-GAAP measures. We believe providing this information excluding the effects of fluctuating foreign currency exchange rates provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period. The performance measures excluding the effects of fluctuating foreign currency exchange rates should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2024, the Company expects Adjusted diluted earnings per share to be between $10.60 and $10.90. We expect to deliver low double digit gross profit growth and expect that our gross margin will be in the 19% to 20% range.
This outlook assumes:
•interest expense of $60 to $62 million;
•an effective tax rate of 26% for the full year;
•capital expenditures of $35 to $40 million; and
•an average share count for the full year of 35.1 million shares.
This outlook excludes acquisition-related intangibles amortization expense of approximately $69 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net and no significant change in our debt instruments or the macroeconomic environment. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2024 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss second quarter 2024 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) gains and losses from revaluation of acquisition related earnout liabilities, (vii) certain third-party data center service outage related expenses and recoveries, and (viii) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the second quarter of 2024 was in excess of $68.32, which is the initial conversion price of our convertible senior notes (the “Convertible Notes”). Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, (ix) certain third-party data center service outage related expenses and recoveries, and (x) gains and losses from revaluation of acquisition related earnout liabilities. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, (vii) gains and losses from revaluation of acquisition related earnout liabilities, and (viii) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	change	2024	2023	change
Insight Enterprises, Inc.
Net sales:
Products	$1,726,435	$1,945,609	(11%)	$3,690,390	$3,913,254	(6%)
Services	$435,227	$403,987	8%	$850,757	$760,289	12%
Total net sales	$2,161,662	$2,349,596	(8%)	$4,541,147	$4,673,543	(3%)
Gross profit	$453,365	$433,190	5%	$894,293	$824,505	8%
Gross margin	21.0%	18.4%	260 bps	19.7%	17.6%	210 bps
Selling and administrative expenses	$317,234	$318,243	—%	$654,668	$628,244	4%
Severance and restructuring expenses, net	$4,868	$(3,770)	*	$7,095	$32	> 100%
Acquisition and integration related expenses	$190	$106	79%	$1,471	$157	> 100%
Earnings from operations	$131,073	$118,611	11%	$231,059	$196,072	18%
Net earnings	$87,444	$80,482	9%	$154,471	$130,454	18%
Diluted earnings per share	$2.27	$2.17	5%	$4.01	$3.51	14%

Sales Mix			**			**
Hardware	54%	56%	(11%)	51%	57%	(13%)
Software	26%	27%	(13%)	30%	27%	9%
Services	20%	17%	8%	19%	16%	12%
	100%	100%	(8%)	100%	100%	(3%)

North America
Net sales:
Products	$1,402,732	$1,582,454	(11%)	$2,989,038	$3,132,890	(5%)
Services	$329,625	$314,712	5%	$648,141	$598,240	8%
Total net sales	$1,732,357	$1,897,166	(9%)	$3,637,179	$3,731,130	(3%)
Gross profit	$354,107	$343,142	3%	$703,950	$658,286	7%
Gross margin	20.4%	18.1%	230 bps	19.4%	17.6%	180 bps
Selling and administrative expenses	$248,192	$252,285	(2%)	$511,112	$501,105	2%
Severance and restructuring expenses, net	$3,922	$(4,685)	*	$5,541	$(1,598)	*
Acquisition and integration related expenses	$180	$106	70%	$1,461	$157	>100%
Earnings from operations	$101,813	$95,436	7%	$185,836	$158,622	17%

Sales Mix			**			**
Hardware	60%	61%	(11%)	56%	62%	(13%)
Software	21%	22%	(12%)	26%	22%	18%
Services	19%	17%	5%	18%	16%	8%
	100%	100%	(9%)	100%	100%	(3%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	change	2024	2023	change
EMEA
Net sales:
Products	$292,256	$328,280	(11%)	$631,822	$705,731	(10%)
Services	$76,617	$63,446	21%	$149,892	$112,999	33%
Total net sales	$368,873	$391,726	(6%)	$781,714	$818,730	(5%)
Gross profit	$79,142	$72,047	10%	$154,175	$132,935	16%
Gross margin	21.5%	18.4%	310 bps	19.7%	16.2%	350 bps
Selling and administrative expenses	$57,264	$54,913	4%	$120,569	$104,818	15%
Severance and restructuring expenses	$861	$867	(1%)	$1,399	$1,569	(11%)
Acquisition and integration related expenses	$10	$—	*	$10	$—	*
Earnings from operations	$21,007	$16,267	29%	$32,197	$26,548	21%

Sales Mix			**			**
Hardware	34%	34%	(5%)	34%	36%	(11%)
Software	45%	50%	(15%)	47%	50%	(10%)
Services	21%	16%	21%	19%	14%	33%
	100%	100%	(6%)	100%	100%	(5%)

APAC
Net sales:
Products	$31,447	$34,875	(10%)	$69,530	$74,633	(7%)
Services	$28,985	$25,829	12%	$52,724	$49,050	7%
Total net sales	$60,432	$60,704	—%	$122,254	$123,683	(1%)
Gross profit	$20,116	$18,001	12%	$36,168	$33,284	9%
Gross margin	33.3%	29.7%	360 bps	29.6%	26.9%	270 bps
Selling and administrative expenses	$11,778	$11,045	7%	$22,987	$22,321	3%
Severance and restructuring expenses	$85	$48	77%	$155	$61	> 100%
Earnings from operations	$8,253	$6,908	19%	$13,026	$10,902	19%

Sales Mix			**			**
Hardware	17%	21%	(22%)	14%	19%	(25)%
Software	35%	36%	(2%)	43%	41%	1%
Services	48%	43%	12%	43%	40%	7%
	100%	100%	—%	100%	100%	(1%)
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations regarding supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity as a result of the ongoing conflicts in Ukraine and Gaza;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our registered patents, trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of Generative Artificial Intelligence;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Convertible Notes, which has been triggered, and may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Convertible Notes;
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales:
Products	$1,726,435	$1,945,609	$3,690,390	$3,913,254
Services	435,227	403,987	850,757	760,289
Total net sales	2,161,662	2,349,596	4,541,147	4,673,543
Costs of goods sold:
Products	1,536,270	1,749,448	3,307,854	3,522,177
Services	172,027	166,958	339,000	326,861
Total costs of goods sold	1,708,297	1,916,406	3,646,854	3,849,038
Gross profit	453,365	433,190	894,293	824,505
Operating expenses:
Selling and administrative expenses	317,234	318,243	654,668	628,244
Severance and restructuring expenses, net	4,868	(3,770)	7,095	32
Acquisition and integration related expenses	190	106	1,471	157
Earnings from operations	131,073	118,611	231,059	196,072
Non-operating expense (income):
Interest expense, net	14,190	9,405	26,747	19,753
Other (income) expense, net	(469)	(60)	(1,232)	692
Earnings before income taxes	117,352	109,266	205,544	175,627
Income tax expense	29,908	28,784	51,073	45,173
Net earnings	$87,444	$80,482	$154,471	$130,454

Net earnings per share:
Basic	$2.69	$2.43	$4.74	$3.91
Diluted	$2.27	$2.17	$4.01	$3.51

Shares used in per share calculations:
Basic	32,565	33,101	32,580	33,403
Diluted	38,567	37,039	38,501	37,123

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$256,307	$268,730
Accounts receivable, net	4,143,400	3,568,290
Inventories	145,456	184,605
Contract assets, net	89,179	120,518
Other current assets	265,141	189,158
Total current assets	4,899,483	4,331,301

Long-term contract assets, net	119,332	132,780
Property and equipment, net	211,852	210,061
Goodwill	872,785	684,345
Intangible assets, net	460,809	369,687
Long-term accounts receivable	648,162	412,666
Other assets	140,390	145,510
	$7,352,813	$6,286,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$2,973,317	$2,255,183
Accounts payable – inventory financing facilities	218,553	231,850
Accrued expenses and other current liabilities	487,556	538,346
Current portion of long-term debt	331,997	348,004
Total current liabilities	4,011,423	3,373,383

Long-term debt	663,075	592,517
Deferred income taxes	52,357	27,588
Long-term accounts payable	608,298	353,794
Other liabilities	170,115	203,335
	5,505,268	4,550,617
Stockholders’ equity:
Preferred stock	—	—
Common stock	326	326
Additional paid-in capital	334,573	328,607
Retained earnings	1,569,774	1,448,412
Accumulated other comprehensive loss – foreign currency translation adjustments	(57,128)	(41,612)
Total stockholders’ equity	1,847,545	1,735,733
	$7,352,813	$6,286,350

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net earnings	$154,471	$130,454
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46,451	29,148
Provision for losses on accounts receivable	5,196	2,585
Provision for losses on contract assets	3,038	—
Non-cash stock-based compensation	16,900	16,663
Gain on revaluation of earnout liabilities	(24,207)	—
Deferred income taxes	(3,535)	(1,231)
Amortization of debt issuance costs	2,590	2,430
Other adjustments	(289)	(2,801)
Changes in assets and liabilities:
Increase in accounts receivable	(598,219)	(368,612)
Decrease in inventories	34,366	14,596
Decrease in contract assets	42,911	1,570
(Increase) decrease in long-term accounts receivable	(235,690)	12,704
Increase in other assets	(52,087)	(49,151)
Increase in accounts payable	734,222	420,349
Increase (decrease) in long-term accounts payable	237,652	(10,251)
Decrease in accrued expenses and other liabilities	(70,806)	(10,493)
Net cash provided by operating activities:	292,964	187,960
Cash flows from investing activities:
Proceeds from sale of assets	3,970	15,515
Purchases of property and equipment	(18,644)	(13,202)
Acquisitions, net of cash and cash equivalents acquired	(264,374)	—
Net cash (used in) provided by investing activities:	(279,048)	2,313
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	2,451,966	2,259,356
Repayments on ABL revolving credit facility	(2,872,410)	(2,214,246)
Net (repayments) borrowings under inventory financing facilities	(12,987)	30,848
Proceeds from issuance of senior unsecured notes	500,000	—
Payment of debt issuance costs	(7,854)	—
Repurchases of common stock	(35,000)	(217,108)
Repayment of principal on the Convertible Notes	(16,895)	—
Earnout and acquisition related payments	(18,296)	(10,748)
Other payments	(9,147)	(9,161)
Net cash used in financing activities:	(20,623)	(161,059)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(5,728)	3,050
(Decrease) increase in cash, cash equivalents and restricted cash	(12,435)	32,264
Cash, cash equivalents and restricted cash at beginning of period	270,785	165,718
Cash, cash equivalents and restricted cash at end of period	$258,350	$197,982

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024		2023
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$131,073	$118,611	$231,059		$196,072
Amortization of intangible assets	17,357	8,285	32,282		16,595
Gain on revaluation of earnout liabilities	(25,148)	—	(24,207)		—
Other*	7,810	2,812	13,708		10,998
Adjusted non-GAAP consolidated EFO	$131,092	$129,708	$252,842		$223,665

GAAP EFO as a percentage of net sales	6.1%	5.0%	5.1%		4.2%
Adjusted non-GAAP EFO as a percentage of net sales	6.1%	5.5%	5.6%		4.8%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$87,444	$80,482	$154,471		$130,454
Amortization of intangible assets	17,357	8,285	32,282		16,595
Gain on revaluation of earnout liabilities	(25,148)	—	(24,207)	—	—
Other*	7,810	2,812	13,708		10,998
Income taxes on non-GAAP adjustments	(734)	(3,032)	(6,173)		(7,233)
Adjusted non-GAAP consolidated net earnings	$86,729	$88,547	$170,081		$150,814

GAAP net earnings as a percentage of net sales	4.0%	3.4%	3.4%		2.8%
Adjusted non-GAAP net earnings as a percentage of net sales	4.0%	3.8%	3.7%		3.2%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$2.27	$2.17	$4.01		$3.51
Amortization of intangible assets	0.45	0.22	0.84		0.45
Gain on revaluation of earnout liabilities	(0.65)	—	(0.63)		—
Other	0.20	0.08	0.36		0.30
Income taxes on non-GAAP adjustments	(0.02)	(0.08)	(0.16)		(0.19)
Impact of benefit from note hedge	0.21	0.17	0.41		0.27
Adjusted non-GAAP diluted EPS	$2.46	$2.56	$4.83		$4.34

Shares used in diluted EPS calculation	38,567	37,039	38,501		37,123
Impact of benefit from Note hedge	(3,322)	(2,516)	(3,275)		(2,413)
Shares used in Adjusted non-GAAP diluted EPS calculation	35,245	34,523	35,226		34,710

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$101,813	$95,436	$185,836		$158,622
Amortization of intangible assets	15,588	7,766	28,734		15,551
Gain on revaluation of earnout liabilities	(20,684)	—	(20,219)		—
Other*	6,712	1,757	11,862		9,094
Adjusted non-GAAP EFO from North America segment	$103,429	$104,959	$206,213		$183,267

GAAP EFO as a percentage of net sales	5.9%	5.0%	5.1%		4.3%
Adjusted non-GAAP EFO as a percentage of net sales	6.0%	5.5%	5.7%		4.9%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$21,007	$16,267	$32,197	$26,548
Amortization of intangible assets	1,660	408	3,330	820
Gain on revaluation of earnout liabilities	(4,464)	—	(3,988)	—
Other	1,013	1,007	1,691	1,843
Adjusted non-GAAP EFO from EMEA segment	$19,216	$17,682	$33,230	$29,211

GAAP EFO as a percentage of net sales	5.7%	4.2%	4.1%	3.2%
Adjusted non-GAAP EFO as a percentage of net sales	5.2%	4.5%	4.3%	3.6%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$8,253	$6,908	$13,026	$10,902
Amortization of intangible assets	109	111	218	224
Other	85	48	155	61
Adjusted non-GAAP EFO from APAC segment	$8,447	$7,067	$13,399	$11,187

GAAP EFO as a percentage of net sales	13.7%	11.4%	10.7%	8.8%
Adjusted non-GAAP EFO as a percentage of net sales	14.0%	11.6%	11.0%	9.0%

Adjusted EBITDA:
GAAP consolidated net earnings	$87,444	$80,482	$154,471	$130,454
Interest expense	16,859	11,056	32,128	22,744
Income tax expense	29,908	28,784	51,073	45,173
Depreciation and amortization of property and equipment	7,208	6,200	14,169	12,553
Amortization of intangible assets	17,357	8,285	32,282	16,595
Gain on revaluation of earnout liabilities	(25,148)	—	(24,207)	—
Other*	7,810	2,812	13,708	10,998
Adjusted non-GAAP EBITDA	$141,438	$137,619	$273,624	$238,517

GAAP consolidated net earnings as a percentage of net sales	4.0%	3.4%	3.4%	2.8%
Adjusted non-GAAP EBITDA as a percentage of net sales	6.5%	5.9%	6.0%	5.1%
*    Includes transformation costs of $5.6 million and $6.2 million for the three months ended June 30, 2024 and 2023, respectively and $7.9 million and $10.3 million for the six months ended June 30, 2024 and 2023, respectively.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended June 30,
	2024	2023
Adjusted return on invested capital:
GAAP consolidated EFO	$454,782	$400,367
Amortization of intangible assets	51,918	33,658
Gain on revaluation of earnout liabilities	(24,207)	—
Other[5]	38,811	24,999
Adjusted non-GAAP consolidated EFO	521,304	459,024
Income tax expense[1]	135,539	119,346
Adjusted non-GAAP consolidated EFO, net of tax	$385,765	$339,678
Average stockholders’ equity[2]	$1,706,754	$1,602,902
Average debt[2]	835,041	737,496
Average cash[2]	(268,885)	(161,900)
Invested Capital	$2,272,910	$2,178,498

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	14.81%	13.60%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	16.97%	15.59%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $118,243 and $104,095 for the twelve months ended June 30, 2024 and 2023, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $14.2 million and $21.1 million for the twelve months ended June 30, 2024 and 2023, respectively. Includes certain third-party data center service outage related expenses, net of recoveries of $1.6 million for the twelve months ended June 30, 2024.
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